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                                                                   EXHIBIT 99.3
                              TOKHEIM CORPORATION

                             OFFER TO EXCHANGE ITS
              11 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
                      FOR ANY AND ALL OF ITS OUTSTANDING
                  11 1/2% SENIOR SUBORDINATED NOTES DUE 2006


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON         ,
 UNLESS EXTENDED.


To Brokers, Dealers, Commercial Banks,                        November   , 1996
Trust Companies and Other Nominees:

  Tokheim Corporation, an Indiana corporation, (the "Company") is offering
upon the terms and conditions set forth in the Prospectus, dated November   ,
1996 (as the same may be amended from time to time, the "Prospectus"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "Exchange Offer") its 11 1/2% Series B Senior Subordinated Notes due 2006 (the "New Notes") for an equal principal amount of its 11 1/2% Senior Subordinated Notes due 2006 (the "Old Notes" and together with the New Notes, the "Notes"). As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, will not bear legends restricting their transfer. In addition, Holders of Old Notes (but not New Notes) are entitled to receive certain additional payments if the Exchange Offer is not consummated and upon certain other conditions, pursuant to the Registration Rights Agreement (as defined in the Prospectus). Old Notes may only be tendered in integral multiples of $1,000.

  THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

  1. The Prospectus, dated November   , 1996.

  2. The Letter of Transmittal to exchange Notes for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to exchange Notes.

  3. A form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

  4. A Notice of Guaranteed Delivery.

  5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

  6. A return envelope addressed to Harris Trust and Savings Bank, the Exchange Agent.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON              , UNLESS EXTENDED. PLEASE FURNISH COPIES
OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.
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  In all cases, exchanges of Old Notes accepted for exchange pursuant to the
Exchange Offer will be made only after timely receipt by the Exchange Agent of
(a) certificates representing such Old Notes or a Book-Entry Confirmation (as defined in the Prospectus), (b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

  If Holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be offered by following the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

  The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

  The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Notes to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent as its address set forth in the Prospectus or at (212) 701-7624.

                                          Very truly yours,

                                          Tokheim Corporation

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.